Exhibit 10.47

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) dated as of November 18, 2019 (the “Effective Date”) is made by and between Molecular Templates, Inc., a Delaware corporation (the “Company”), and Vertex Pharmaceuticals Incorporated, a corporation organized under the laws of the Commonwealth of Massachusetts (the “Purchaser”).

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

WHEREAS, the Company and Purchaser have entered into a Master Collaboration Agreement of even date herewith (the “Collaboration Agreement”); and

WHEREAS, Purchaser desires to purchase from the Company, and the Company desires to sell and issue to Purchaser, shares of the common stock of the Company, par value $0.001 per share, (“Common Stock”), subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the parties hereby agree as follows:

1.Purchase and Sale of Shares.  Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser agrees to purchase at the Closing (as defined below), 1,666,666 shares of Common Stock (the “Shares”) at a purchase price per share of $9.00 for an aggregate purchase price of Fourteen Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Four Dollars ($14,999,994) (the “Purchase Amount”).

2.Closing; Deliveries.

(a)Closing.  The closing of the sale and purchase of the Shares (the “Closing”) shall take place on the Effective Date, remotely via the exchange of documents and signatures, or at such other date or location as may be agreed upon by the Company and Purchaser.  The date the Closing occurs is hereinafter referred to as the “Closing Date”.

(b)Deliveries.

(i)At the Closing, Purchaser will deliver to the Company the Purchase Amount by wire transfer of immediately available funds to a bank account designated by the Company.  Purchaser will also deliver to Company at the Closing: (A) a duly executed cross receipt in form and substance reasonably satisfactory to each party (the “Cross Receipt”); and (B) a certificate in form and substance reasonably satisfactory to the Company duly executed by an authorized executive officer of Purchaser certifying that the conditions to Closing set forth in Section 5(b) of this Agreement have been fulfilled.

(ii)At the Closing, the Company will instruct the transfer agent for the shares of Common Stock (the “Transfer Agent”) to register the issuance of the Shares to the Purchaser via book-entry or, upon the request of the Purchaser, the Company will instruct the Transfer Agent to deliver stock certificates to the Purchaser representing the Shares. The Company will also deliver to Purchaser at the Closing: (A) a duly executed Cross Receipt; (B) a certificate in form and substance reasonably satisfactory to Purchaser and duly executed on behalf of the Company by an authorized executive officer of the Company, certifying that the conditions to Closing set forth in Section 5(a) of this Agreement have been fulfilled; (C) a legal opinion of Company’s counsel in form and substance reasonably satisfactory to Purchaser; and (D) a certificate of the secretary of the Company dated as of the Closing Date certifying that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of the Transaction Agreements and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Agreements as of the Closing Date.

3.Representations and Warranties of the Company. The Company represents and warrants to Purchaser that the statements contained in this Section 3 are true and complete as of the Effective Date and the Closing Date:

(a)Organization; Qualification and Good Standing.

(i)The Company is a public company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate (as applicable) its properties, to carry on its business as presently conducted and as proposed to be conducted in the Company’s SEC Reports (as defined below), to enter into this Agreement and the Collaboration Agreement (collectively, the “Transaction Agreements”), to issue and sell the Shares and to carry out the transactions contemplated by the Transaction Agreements. The Company is duly qualified to transact business as a foreign entity and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that any failure to be so qualified or in good standing would not (x) have or be reasonably likely to have, singularly or in the aggregate, a material adverse effect on the business (as presently conducted or as proposed to be conducted in the Company’s SEC Reports), properties, assets, liabilities, management, financial condition, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (y) impair in any material respect the ability of the Company to perform its obligations under the Transaction Agreements or to consummate any transactions contemplated by the Transaction Agreements (any such effect as described in clauses (x) or (y), a “Material Adverse Effect”).

(ii)The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in the Company’s SEC Reports. Each of the Company’s “subsidiaries” (for purposes of this Agreement, as defined in Rule 405 under the Securities Act) has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or company in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority (corporate or other) to own, lease and operate (as applicable) its properties and to carry on its business as presently conducted and as proposed to be conducted in the Company’s SEC Reports.  Each of the Company’s subsidiaries is duly qualified as a foreign corporation or company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that any failure to be so qualified or in good standing would not have or be reasonably likely to have a Material Adverse Effect or a material adverse effect on the business, properties, assets, liabilities, management, financial condition, stockholders’ equity, results of operations or prospects of any of the Company’s subsidiaries.

(b)No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument, whether written or oral, to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, statute, rule, regulation, ordinance, writ, injunction, Permit (as defined below), judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (including, without limitation, the United States Food and Drug Administration of the U.S. Department of Health and Human Services (“FDA”) or any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) (collectively, “Laws”) except, in the case of clauses (ii) and (iii) above, for any such violation or default that would not, singularly or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.  To the knowledge of the Company, there exists no condition, event or act which after notice, lapse of time, or both, would constitute a default or violation by the Company under any of the foregoing, except, in the case of clauses (ii) and (iii) as would not have or be reasonably likely to have a Material Adverse Effect.

(c)Absence of Certain Events.  Since December 31, 2018, there have been no events, occurrences or developments, or any binding commitment by the Company or its subsidiaries to cause any of the foregoing, that have had, or would reasonably be expected to have, a Material Adverse Effect.  Except as set forth in the SEC Reports filed prior to the Effective Date, since December 31, 2018, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, or (ii) sold, exchanged or otherwise disposed of any of its material assets or rights.  Since December 31, 2018, the Company has not admitted in writing its inability to pay its debts generally as they become due, filed or consented to the filing against it of a petition in bankruptcy or a petition to take advantage of any insolvency act, made an assignment for the benefit of creditors, consented to the appointment of a receiver for itself or for the whole or any substantial part of its property, or had a petition in bankruptcy filed against it, been adjudicated a bankrupt, or filed a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other Laws of the United States or any other jurisdiction.

(d)Capitalization. The Company has the issued and outstanding capitalization described in the SEC Reports (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans or pursuant to the exercise of convertible securities or options, in each case, described or reflected in the SEC Reports). All of the issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  All of the Company’s options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued and were issued in compliance with federal and state securities laws.  None of the outstanding shares of the Company’s capital stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. Except as described in the SEC Reports (as defined below), as of the Effective Date there are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries.  All of the authorized shares of Common Stock are entitled to one (1) vote per share.

(e)Capitalization of Subsidiaries. Except as described in the SEC Reports (as defined below), all the outstanding shares of capital stock (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any pledge, claim, lien, encumbrance, mortgage, security interest, restriction upon voting or transfer or any other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights.

(f)Authorization of Shares. The Shares, when issued and delivered in accordance with the terms of this Agreement against payment of the Purchase Amount as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, claim, lien, encumbrance, mortgage, security interest, restriction upon voting or transfer or any other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights.

(g)Authorization; Due Execution; Enforceability. The Company has full legal right, power and authority to enter into the Transaction Agreements and perform the transactions contemplated hereby and thereby.  All requisite corporate action on the part of the Company and its subsidiaries, and their respective directors and shareholders required by applicable Laws for the authorization, execution and delivery by the Company and its subsidiaries of the Transaction Agreements and the performance of all obligations of the Company and its subsidiaries hereunder and thereunder, including the authorization, issuance and delivery of the Shares, has been taken.  The Transaction Agreements have been duly authorized, executed and delivered by the Company and are legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.  No stop order or suspension of trading of the Common Stock has been imposed by The Nasdaq Stock Market LLC, the Commission or any other governmental authority and remains in effect.

(h)SEC Reports.

(i)The Company has timely filed all forms, reports and documents required to be filed by it with the Commission.  All such required forms, reports and documents are referred to in this Agreement as the “SEC Reports.” As of their respective filing dates, each of the SEC Reports (i) complied in all material respects with the requirements of the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission thereunder applicable to such SEC Reports and (ii) did not at the time they were filed, declared effective or mailed, as applicable (or if subsequently amended or superseded by a filing prior to the Effective Date, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Effective Date, there are no outstanding or unresolved comments in comment letters received from the Commission or its staff.

(ii)The financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in its quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2019, June 30, 2019 and March 31, 2019 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended.  Except (i) as set forth in the SEC Reports or (ii) for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2019, the Company has no material liabilities, whether absolute or accrued, contingent or otherwise.

(i)No Consents. No authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body or securities exchange or any other third party is required to be made or obtained by the Company in connection with the consummation of the transactions contemplated by the Transaction Agreements, or with the authorization, issuance and sale by the Company of the Shares, except such filings as may be required to be made with the Commission and with any state blue sky or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws.

(j)No Conflicts. The execution, delivery and performance of the Transaction Agreements by the Company, the offering or sale of the Shares by the Company and the consummation of the transactions contemplated by the Transaction Agreements will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement, arrangement or instrument, whether written or oral, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries or (iii) result in the violation of any Laws, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any Person (as defined below) acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company of any of its subsidiaries.

(k)No Right of First Refusal; Voting Rights. No party has any right of first refusal, right of first offer, right of co-sale, pre-emptive right or other similar right regarding the securities of the Company or other agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any shares of its capital stock or any other securities of the Company.  Except as described in the SEC Reports, no party has any registration rights regarding the securities of the Company. There are no provisions of the Company’s Certificate of Incorporation, and no contracts, other than this Agreement, that (a) may affect or restrict the voting rights of Purchaser with respect to the Shares in its capacity as a shareholder of the Company, (b) restrict the ability of Purchaser, or any successor thereto or assignee or transferee thereof, to transfer the Shares, (c) would adversely affect the Company’s or Purchaser’s right or ability to consummate the transactions contemplated by the Transaction Agreements, or (d) require the vote of more than a majority of the Company’s issued and outstanding shares of Common Stock to take or prevent any corporate action, other than those matters requiring a different vote under Delaware law and that are described in the SEC Reports.  There are no restrictions on the transfer of shares of the Company’s capital stock other than pursuant to state and federal securities laws.  The Company is not a party to or subject to any agreement or understanding relating to the voting of shares of the Company’s capital stock or the giving of written consents by a shareholder or director of the Company.

(l)Independent Auditors. Ernst & Young LLP and BDO USA, LLP, who have audited and certified certain financial statements of the Company and its subsidiaries included or incorporated by reference in the SEC Reports are each independent registered public accounting firms with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the Public Company Accounting Oversight Board (United States).

(m)Absence of Litigation. There is no claim, action, suit, arbitration or similar proceeding or, to the knowledge of the Company, investigation, pending against, or to the knowledge of the Company, threatened against or affecting, the Company, any of its subsidiaries, or any of their respective properties or, to the knowledge of the Company, any of their respective officers or directors, including any such claim, action, suit, arbitration or similar proceeding, or investigation that questions the validity of the Transaction Agreements or the right of the Company to consummate the transactions contemplated in the Transaction Agreements.

(n)Intellectual Property. Except as described in the SEC Reports, the Company or its subsidiaries own or possess the lawful right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted in the Company’s SEC Reports. The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the Company’s knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights are valid, binding upon, and enforceable by or against the parties thereto in accordance to its terms. The Company has complied in all material respects with, and is not in breach nor has received any asserted or threatened claim of breach of any license for the use of Intellectual Property Rights, and the Company has no knowledge of any breach or anticipated breach by any other person to any license for the use of Intellectual Property Rights. No claim has been made against the Company alleging the infringement by the Company of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company has taken all reasonable steps to protect, maintain and safeguard its Intellectual Property Rights and Intellectual Property Assets, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by the Transaction Agreements will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s right to own, use, or hold for use any of the Intellectual Property Rights or Intellectual Property Assets as owned, used or held for use in the conduct of the business as currently conducted.

(o)Taxes. The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes due and payable, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to its knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that would not, singularly or in the aggregate, have or be reasonably likely to have a Material Adverse Effect.

(p)Environmental Laws and Hazardous Materials. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any Laws or giving rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(q)No Undisclosed Material Liabilities. There are no liabilities of the Company (including its subsidiaries) of the type required to be disclosed on a balance sheet prepared in accordance with U.S. generally accepted accounting principles, other than liabilities: (i) reflected in the financial statements (including footnotes thereto) included in the SEC Reports, (ii) created under, or incurred in connection with, this Agreement or (iii) incurred in the ordinary course consistent with past practice.

(r)Finder’s Fees. Neither the Company nor any of the subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions contemplated under the Transaction Agreements.

(s)Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on The Nasdaq Global Market, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Global Market, nor has the Company received any notification that the Commission, the Financial Industry Regulatory Authority or The Nasdaq Stock Market LLC is contemplating terminating such registration or listing.

(t)No Integrated Offering. The Company has not, directly or through any agent, sold, offered for sale or solicited offers to buy any “security” (as defined in the Securities Act), or negotiated in respect of any of the foregoing, under any circumstances that would cause the offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable Laws or shareholder approval provisions.

(u)Private Placement. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Section 4, and in reliance thereon, the offer, sale and issuance of the Shares to the Purchaser as contemplated hereby is exempt from the registration requirements of the Securities Act and from the qualification or registration requirements of applicable state securities laws.  Neither the Company, nor its subsidiaries nor any Person acting on behalf of the Company or its subsidiaries, has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Shares under the Securities Act, and neither the Company, nor its subsidiaries nor any Person acting on behalf of the Company or its subsidiaries will take any such action.

(v)Investment Company. The Company is not, and immediately after receipt of payment for the Shares, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(w)Licenses and Other Rights; Compliance with Laws. The Company and its subsidiaries (as applicable) have all franchises, permits, licenses and other rights and privileges (“Permits”) necessary to permit them to own or lease their properties and to conduct their business as presently conducted and are in compliance thereunder, except where the failure to be in compliance does not and would not have or be reasonably likely to have a Material Adverse Effect.  To the Company’s knowledge, neither the Company nor its subsidiaries have taken any action that would interfere with the Company’s or its subsidiaries’ ability to renew all such Permit(s), except where the failure to renew such Permit(s) would not have or be reasonably likely to have a Material Adverse Effect.  The Company and its subsidiaries are and have been in compliance with all Laws applicable to their business, properties and assets, and to the products and services sold by them, except where the failure to be in compliance does not and would not have or be reasonably likely to have a Material Adverse Effect.

(x)Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y)Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.  Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(z)No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any of its controlled Affiliates (as defined below) or subsidiaries or any director, officer, manager, employee, agent, affiliate, representative or other Person acting on behalf of the Company or any controlled Affiliate or subsidiary (collectively, “Representatives”), has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) promised, authorized, made any payment to, or otherwise contributed any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other applicable anti-bribery or anti-corruption law or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any Person.

(aa)Compliance with OFAC.

(i)Neither the Company nor any of its subsidiaries, nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate, representative or other person acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of a U.S. government embargo (including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea).

(ii)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the subject of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the subject of a U.S. government embargo; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)For the past five (5) years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any direct or indirect dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject of Sanctions or any country or territory that, at the time of the dealing or transaction is or was the subject of a U.S. government embargo.

(bb)Related Party Transactions. The Company has not entered into any agreements with any shareholders or any transactions with “affiliates” (as defined in Rule 12b-2 under the Exchange Act) (“Affiliates”), except as specifically disclosed in the SEC Reports.

4.Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that the statements contained in this Section 4 are true and complete as of the Effective Date and the Closing Date:

(a)Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has all requisite corporate power and authority to carry on its business as presently conducted, to enter into the Transaction Agreements and to carry out the transactions contemplated by the Transaction Agreements.

(b)Authorization; Due Execution; Enforceability. Purchaser has full legal right, power and authority to enter into the Transaction Agreements and perform the transactions contemplated hereby and thereby.  All requisite corporate action on the part of Purchaser and its directors and shareholders required by applicable Laws for the authorization, execution and delivery by Purchaser of the Transaction Agreements and the performance of all obligations of Purchaser hereunder and thereunder has been taken.  The Transaction Agreements have been duly authorized, executed and delivered by Purchaser and are legal, valid and binding agreements of Purchaser enforceable in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general equitable principles.

(c)No Current Ownership in the Company.  Other than the Shares acquired under this Agreement, none of Purchaser or any of its direct or indirect subsidiaries owns any shares of Common Stock or other securities of the Company or any direct or indirect rights or options to acquire any such securities or any securities convertible into such securities (collectively, “Company Securities”), provided that Purchaser or its direct or indirect subsidiaries may own shares or other ownership interests in Company indirectly through holdings in mutual funds or similar entities for which Purchaser and its direct and indirect subsidiaries do not exercise control over the management or policies, which mutual funds or similar entities own shares of Common Stock or other securities of the Company.

(d)Accredited Investor. Purchaser is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

(e)Purchase for Investment. Purchaser is acquiring the Shares for its own account, for investment and not for, with a view to, or in connection with, any distribution or public offering thereof within the meaning of the Securities Act.  Purchaser has not been organized solely for purposes of acquiring the Shares.

(f)Knowledge and Experience; Economic Risk.  Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares to be purchased hereunder, is capable of protecting its interest in connection with the transactions contemplated by this Agreement and is able to bear the economic risk of the investment in the Shares, including a complete loss of the investment.

(g)Access to Information.  Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, the Company concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares and (ii) access to information about the Company and its financial condition, results of operations, business, properties and management sufficient to enable Purchaser to evaluate its investment. In evaluating the suitability of its investment in the Company, the Purchaser has not relied upon any representations (whether oral or written) other than as set forth in the Transaction Agreements.

5.Conditions to Closing.

(a)Purchaser’s Conditions to Closing.  Purchaser’s obligation to purchase the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by Purchaser):

(i)Each of the representations and warranties of the Company contained in Section 3 shall be true and accurate in all respects.

(ii)All covenants and agreements contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii)The Company shall have duly executed and delivered to Purchaser the Collaboration Agreement, and there shall have been no termination of the Collaboration Agreement that, as of the Closing, has been delivered or is effective.

(iv)From and after the Effective Date until the Closing Date (if later), there shall have occurred no event that has caused or would reasonably be expected to cause a Material Adverse Effect.

(v)All closing deliverables as required under Section 2(b)(ii) shall have been delivered to Purchaser.

(b)The Company’s Conditions to Closing.  The Company’s obligation to issue and sell the Shares at the Closing is subject to the fulfillment as of the Closing of the following conditions (unless waived in writing by the Company):

(i)Each of the representations and warranties of Purchaser contained in Section 4 shall be true and accurate in all respects.

(ii)All covenants and agreements contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

(iii)Purchaser shall have duly executed and delivered to the Company the Collaboration Agreement, and there shall have been no termination of the Collaboration Agreement that, as of the Closing, has been delivered or is effective.

(iv)All closing deliverables as required under Section 2(b)(i) shall have been delivered to the Company.

6.Additional Covenants and Agreements of the Company and Purchaser.

(a)Standstill.

(i)During the period starting on the Effective Date and ending on the earlier of (x) the termination of the Collaboration Agreement (other than by Purchaser pursuant to Section 11.2.2 of the Collaboration Agreement) or (y) the date that is eighteen (18) months from the Effective Date (the “Restricted Period”), except as expressly approved or invited in writing by the Company, none of Purchaser or any of its controlled Affiliates (the “Standstill Parties”) shall, and Purchaser shall not authorize, instruct or facilitate any Standstill Party to:

(A)    except with respect to the Shares, acquire, seek, propose or agree to acquire, directly or indirectly, by purchase or otherwise, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of, or make a tender, exchange or other offer to acquire any Company Securities;

(B)  “solicit” or knowingly encourage any other entity or person to solicit “proxies” (as such terms are defined in Regulation 14A under the Exchange Act) with respect to any matter subject to a vote of the stockholders the Company or its nominees for directors, including, but not limited to, any tender offer for Company Securities or any Acquisition Transaction;

(C)   except with respect to proxies executed in connection with shareholders’ meetings of the Company, deposit any Company Securities in any voting trust or subject them to any voting agreement or other agreement of similar effect;

(D)   join or form any partnership, limited partnership, syndicate, or other group within the meaning of Section 13(d)(3) of the Exchange Act or advise or knowingly assist or encourage any third party for the purpose of taking any action prohibited by this Section 6(a);

(E)   make, effect, cause, initiate or participate in any Acquisition Transaction (as defined below) with respect to the Company; or

(F)  make any public proposals to the Company or any of its Affiliates, directors, officers, employees, agents, representatives, successors or security holders concerning, or announcing any intention to effect or participate in any Acquisition Transaction relating to the Company or any Affiliate or successor of the Company or take any action that would require the Company to make a public announcement regarding the possibility of an Acquisition Transaction with Purchaser or any of its Affiliates.

Notwithstanding the foregoing, the restrictions set forth in this Section 6(a) shall not restrict Purchaser from making a confidential, non-public offer or proposal to the Company’s Chief Executive Officer and/or its Board of Directors with respect to an Acquisition Transaction by and between any of the Standstill Parties and the Company; provided, that the making thereof would not reasonably be expected to require public disclosure by the Company.

“Acquisition Transaction” means any transaction involving:  (i) any sale, license, lease, exchange, transfer or other disposition of the assets of the Company or any subsidiary of the Company constituting more than fifty percent (50%) of the consolidated assets of the Company or accounting for more than fifty percent (50%) of the consolidated revenues of the Company in any one transaction or in a series of related transactions; (ii) any offer to purchase, tender offer, exchange offer or any similar transaction or series of related transactions made by any Person whereby such Person would become the beneficial owner of more than fifty percent (50%) of the then-outstanding voting securities of the Company; or (iii) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company or any subsidiary of the Company whereby the holders of voting securities of the Company immediately prior to any such transaction hold less than fifty percent (50%) of the voting securities of the Company or the surviving company (or its parent company) immediately after the consummation of any such transaction.

(ii)Notwithstanding Section 6(a)(i), Purchaser and its Affiliates may own (and may acquire shares or other ownership interests in) any mutual fund or similar entity that owns Company Securities provided that Purchaser and its Affiliates own, in the aggregate, less than 5% of such mutual fund or similar entity and do not exercise control over the management or policies of such entity. The provisions set forth in Section 6(a)(i) shall not prohibit passive investments by a pension or employee benefit plan or trust for Purchaser’s or its Affiliates’ employees so long as such investments are directed by independent trustees, administrators or employees.

(iii)Notwithstanding anything to the contrary in this Agreement, the Company agrees that the Standstill Parties will immediately be released from all of their obligations under this Section 6(a) if (1) any party unaffiliated with Purchaser initiates a tender or exchange offer for a majority of the outstanding shares of the Company’s Common Stock (or publicly announces an intention to acquire by way of merger, tender or otherwise a majority of the outstanding shares of the Company’s Common Stock), or (2) the Company publicly announces entering into a definitive agreement with a third party for a transaction involving more than 50% of the Company’s voting equity securities or all or substantially all of the Company’s and its subsidiaries’ assets (taken as a whole) (whether by merger, business combination, tender or exchange offer, sale or otherwise), provided that the restrictions set forth in this Section 6(a) shall be automatically reinstated if and when (x) in the case of clause (1), such tender or exchange offer is withdrawn or terminated without such party acquiring such 50% ownership level and (y) in the case of clause (2), such definitive agreement is terminated prior to the consummation of the transaction.

(iv)The Company agrees that it will not assert that this Agreement or any other agreement between Purchaser or its Affiliates, on the one hand, and the Company or its Affiliates, on the other hand, restricts any of the actions contemplated by this Section 6(a) after the expiration or termination of the Restricted Period or the earlier release of the Standstill Parties from their obligations under this Section 6(a) pursuant to the provisions of Section 6(a)(iii) above.

(b)Lock-Up.

(i)Subject to Section 6(b)(ii), during the twelve (12)-month period after the Effective Date, Purchaser shall not dispose of (i) the Shares (together with any shares of Common Stock issued in respect thereof as a result of any share split, exchange or replacement, or merger, consolidation or similar recapitalization) or (ii) any shares of Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to the shares of Common Stock described in clause (i) of this sentence (the “Dividend Shares”); provided, however, that the foregoing shall not prohibit Purchaser from (x) transferring Shares to an Affiliate of Purchaser, provided that such Affiliate, prior to or simultaneously with such transfer, shall have agreed in writing to be subject to and bound by all the restrictions and obligations set forth in this Agreement as though it were Purchaser hereunder or (y) selling Shares or Dividend Shares in connection with any tender offer for Company Securities or any Acquisition Transaction.

“Dispose of” means any (A) offer, pledge (other than pledges in connection with bona fide debt financing transactions involving a general lien on assets of an investor), sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Company Securities, including, without limitation, any “short sale” or similar arrangement, or (B) swap, hedge, derivative instrument, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

(ii)Notwithstanding Section 6(b)(i), fifty percent (50%) of the Shares referenced in Section 6(b)(i) (the “Lock-up Shares”) shall no longer be subject to the lock-up restrictions set forth in Section 6(b)(i) from and after the date that is six (6) months after the Effective Date, and the remaining fifty percent (50%) of the Lock-up Shares shall no longer be subject to such restrictions beginning on the first anniversary of the Effective Date.  Dividend Shares will be released from the lock-up restrictions set forth in Section 6(b)(i) on a pro rata basis as if all such shares had been issued on the Effective Date.

(c)Restrictions on Transfer.

(i) In addition to those certain restrictions set forth in Section 6(b), Purchaser acknowledges and agrees that (A) the issuance and sale of the Shares has not been, and will not be, registered under the Securities Act or any state securities law, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such rules and regulations thereunder, (B) the Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws, and (C) the certificate(s) for the Shares shall bear a legend as set forth in Section 6(c)(ii) (unless and until such legend is removed in accordance with Section 6(c)(iii)), and (D) appropriate stop transfer instructions may be issued against any transfer of the certificate(s) for the Shares in violation of this Section 6(c). Purchaser further understands that such exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent expressed in this Agreement.

(ii)It is understood that the certificate(s) or book-entry position evidencing the Shares shall bear the following legend (or substantially similar legends) or stop order instructions, in the case of a book-entry position, until the time set forth in Section 6(c)(iii):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE “BLUE SKY” LAWS OF ANY JURISDICTION.  SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION, QUALIFICATION AND FILING REQUIREMENTS OF ALL APPLICABLE JURISDICTIONS HAVE BEEN SATISFIED OR THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSACTION WILL BE EXEMPT FROM REGISTRATION, QUALIFICATION, AND FILINGS IN ALL SUCH JURISDICTIONS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A CERTAIN SHARE PURCHASE AGREEMENT DATED AS OF NOVEMBER 15, 2019, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.”

(iii)The Company shall authorize the removal of the restrictive legends and stop transfer instructions described in Section 6(c)(ii) (A) if there is in effect a registration statement under the Securities Act covering the Shares or (B) promptly following receipt by the Company of a written request by Purchaser (the “Legend Removal Request”) accompanied by such customary representations, notices and other documentation (including, but not limited to, a legal opinion from securities counsel to Purchaser) as are requested by the Company or its transfer agent, so as to enable the sale of any Shares in a transaction registered under the Securities Act or pursuant to Rule 144 under the Securities Act, or otherwise in connection with a transaction exempt from registration under the Securities Act; provided, in each case, that such sale is otherwise permitted by this Agreement.  Any such Legend Removal Request shall be delivered not less than two (2) business days prior to the date on which the proposed sale is to be effected.

(iv)For the avoidance of doubt, for purposes of this Agreement, none of the Company or its Affiliates shall be deemed an Affiliate of Purchaser or its Affiliates and no Person shall be deemed an Affiliate of another Person solely by virtue of the transactions contemplated by the Collaboration Agreement.

(d)FCPA Compliance.  The Company shall not, and shall not permit any of its controlled Affiliates or subsidiaries or any of its or their respective Representatives to, promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. government official, in each case, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law.  The Company shall, and shall cause each of its controlled Affiliates and subsidiaries to, cease all of its or their respective activities, as well as remediate any actions taken by the Company, its controlled Affiliates or any of its or their respective Representatives, in violation of the FCPA or any other applicable anti-bribery or anti-corruption law.  The Company shall, and shall cause each of its controlled Affiliates and subsidiaries to, maintain systems or internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law.

7.Miscellaneous.

(a)Fees and Expenses. Each party to this Agreement shall bear all of its own fees and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including all fees of such party’s legal counsel.

(b)Survival. The representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of three (3) years.

(c)Entire Agreement. This Agreement and the Collaboration Agreement contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior negotiations, commitments, agreements and understandings among them, whether written or oral, with respect thereto.

(d)Notices.  All notices, requests, consents and other communications hereunder to any party shall be contained in a written instrument addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee to the addressor, and shall be deemed given (i) when delivered in person or duly sent by fax showing confirmation of receipt, (ii) five (5) days after being duly sent by first class mail postage prepaid, or (iii) the next business day after being duly sent by Federal Express or other recognized express international courier service:

if to the Company, to:

Molecular Templates, Inc.

Attn: Jason Kim, President & Chief Operating Officer

9301 Amberglen Blvd., Suite 100

Austin, Texas 78729

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn:  William C. Hicks Esq. and Mathew J. Gardella Esq.

Fax:  (617) 542-2241

if to Purchaser, to:

Vertex Pharmaceuticals Incorporated

Attn: Business Development

50 Northern Avenue

Boston, Massachusetts 02210

with a copy (which will not constitute notice) to:

Vertex Pharmaceuticals Incorporated

Attn: Corporate Legal

50 Northern Avenue

Boston, Massachusetts 02210

and a copy (which will not constitute notice) to:

Ropes & Gray LLP

Attn: Marc Rubenstein

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02199

(e)Amendments; Waivers. This Agreement may be amended, and compliance with the provisions of this Agreement may be omitted or waived, only by a written agreement executed by an authorized representative of each of the Company and Purchaser.  Waiver by a party of a breach hereunder by the other party shall not be construed as a waiver of any subsequent breach of the same or any other provision.  No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party.

(f)Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement.  Any such counterpart may contain one or more signature pages.  This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf), and upon such delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other party.

(g)Headings; Interpretation. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.  Except where the context expressly requires otherwise, (i) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (ii) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (iii) the word “will” will be construed to have the same meaning and effect as the word “shall,” (iv) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (v) any reference herein to any Person will be construed to include the Person’s successors and assigns, (vi) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (vii) all references herein to Sections or Schedules will be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (viii) provisions that require that a party or the parties “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (ix) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (x) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (xi) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

(h)Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware without regard to its principles of conflicts of laws.

(i)Assignment.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the non-assigning party; provided, however, that Purchaser may assign this Agreement without the Company’s consent to an Affiliate of Purchaser, provided that such Affiliate agrees in writing to be bound by the terms of this Agreement.

(j)Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, each of the successors and assigns of the parties and, except as otherwise expressly provided in this Agreement, each other Person who shall become a registered holder named in a certificate evidencing Shares transferred to such holder by Purchaser or its permitted transferees, and (except as aforesaid) its legal representatives, successors and assigns.

(k)Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  In such event, the parties shall consult and use all reasonable efforts to agree upon, and hereby consent to, any valid and enforceable modification of this Agreement as may be necessary to avoid any unjust enrichment of either party and to match the intent of this Agreement as closely as possible, including the economic benefits and rights contemplated herein.

(l)Disclaimer.  Except as expressly set forth in this Agreement and the Collaboration Agreement, neither party makes any representation or warranty to the other party of any nature, express or implied.

(m)No Third Party Rights or Obligations. No provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a party to this Agreement.

(n)Further Actions.  Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the Effective Date.

MOLECULAR TEMPLATES, INC.

By:	/s/ Eric E. Poma, Ph.D.
Name:	Eric E. Poma Ph.D.
Title:	Chief Executive Officer and Chief Scientific Officer

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Jeffrey Leiden
Name:	Jeffrey Leiden
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Share Purchase Agreement]